As filed with the Securities and Exchange Commission on March 3, 2003
                                                   Registration No. 333-________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           GEORGIA GULF CORPORATION
            (Exact name of registrant as specified in its charter)

     DELAWARE                                                     58-1563799
  (State or other                                              (I.R.S. Employer
  jurisdiction of                                            Identification No.)
 incorporation or
   organization)

                     400 Perimeter Center Terrace, Suite 595
                             Atlanta, Georgia 30346
               (Address of Principal Executive Offices) (Zip Code)

                                -----------------

                      GEORGIA GULF CORPORATION 2002 EQUITY
                         AND PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)

                                -----------------

                              JOEL I. BEERMAN, ESQ.
                     400 Perimeter Center Terrace, Suite 595
                             Atlanta, Georgia 30346
                     (Name and address of agent for service)
                                 (770) 395-4500
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                              Lisa A. Stater, Esq.
                                    Jones Day
                              3500 SunTrust Plaza,
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939

                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                                                                                   Amount of
                                           Amount to be         Proposed maximum           Proposed maximum      registration
 Title of securities to be registered       registered      offering price per share   aggregate offering price       fee
--------------------------------------------------------------------------------------------------------------------------------
Common  Stock, $.01 par value, and     218,625 shares (1)           $23.35 (2)               $5,104,894 (2)            $413
Preferred Share Purchase Rights        1,281,375 shares (1)         $19.66 (2)              $25,191,833 (2)          $2,038
--------------------------------------------------------------------------------------------------------------------------------
     Total                             1,500,000 shares                                                              $2,451
================================================================================================================================

            (1) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends and anti-dilution provisions, and other adjustment provisions as provided in the Georgia Gulf Corporation 2002 Equity and Performance Incentive Plan (the "Plan"), as well as the Preferred Share Purchase Rights, which are attached to the shares of Common Stock being registered, and will be issued for no additional consideration so that no additional registration fee is required.

      (2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933. The offering price for 218,625 shares currently subject to outstanding awards is based upon the average exercise price of such awards of $23.35 per share. Because the offering price of the remaining 1,281,375 shares is not currently known, it is based on $19.66, the average of the high and low prices of a share on the New York Stock Exchange on February 26, 2003, a date within five business days of the date of this registration statement.


================================================================================

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                                EXPLANATORY NOTE

      In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this registration statement on Form S-8 for offers of shares of the Common Stock of Georgia Gulf Corporation (the "Company") under the Plan.

                            GEORGIA GULF CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company (file no. 1-9753) with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this registration statement and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, dated and filed with the Commission on March 29, 2002.

(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

(c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A declared effective by the Commission on May 15, 1990, as amended, and the description of the related Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 13, 2000.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article VIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "GCL"), a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.

      The Company's Bylaws (Article XIII) provide that the Company shall indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to


                                      II-1
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be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      With respect to indemnification of officers and directors, Section 145 of the GCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. Under this provision of the GCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Furthermore, the GCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect or any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

      Section 145(g) of the GCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

      The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or shall be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, not excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company. The limit of liability under the policies is $60 million per policy year.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.


                                      II-2
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ITEM 8.  EXHIBITS.

      EXHIBIT NO.             DESCRIPTION

         *4         Georgia Gulf Corporation 2002 Equity and Performance
                    Incentive Plan.

         *5         Opinion of Jones Day regarding validity.

         23         Consent of Jones Day (included in Exhibit 5).

         24         Power of Attorney (included as part of signature page).

-----------

      *filed herewith

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      II-3
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      (b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 3rd day of March, 2003.

                                       GEORGIA GULF CORPORATION

                                       By: /s/ EDWARD A. SCHMITT
                                           -------------------------------------
                                           Edward A. Schmitt
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 3rd day of March, 2003. Each person whose signature appears below constitutes and appoints Richard B. Marchese and Joel I. Beerman, and either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                TITLE

/s/ EDWARD A. SCHMITT                    President, Chief Executive Officer and
------------------------------           Director (Principal Executive Officer)
Edward A. Schmitt

/s/ RICHARD B. MARCHESE                  Vice President Finance, Chief
------------------------------           Financial Officer and Treasurer
Richard B. Marchese                      (Principal Financial and Accounting
                                         Officer)

/s/ JOHN E. AKITT                        Director
------------------------------
John E. Akitt

/s/ JOHN D. BRYAN                        Director
------------------------------
John D. Bryan

/s/ DENNIS M. CHORBA                     Director
------------------------------
Dennis M. Chorba

/s/ RUTH I. DREESSEN                     Director
------------------------------
Ruth I. Dreessen

/s/ PATRICK J. FLEMING                   Director
------------------------------
Patrick J. Fleming

/s/ CHARLES T. HARRIS, III               Director
------------------------------
Charles T. Harris, III

/s/ JERRY R. SATRUM                      Director
------------------------------
Jerry R. Satrum


                                      II-5
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                                    EXHIBIT INDEX

      EXHIBIT NO.             DESCRIPTION

         *4         Georgia Gulf Corporation 2002 Equity and Performance
                    Incentive Plan.

         *5         Opinion of Jones Day regarding validity.

         23         Consent of Jones Day (included in Exhibit 5).

         24         Power of Attorney (included as part of signature page).

      -------------------

      *filed herewith


                                      II-6